EXHIBIT 5.1




                                  June 16, 2000

Koppers Industries, Inc.
436 Seventh Avenue
Pittsburgh, PA  15219

Gentlemen:

       We have acted as counsel for Koppers Industries, Inc., a Pennsylvania corporation (the "Company"), with respect to the preparation of a Prospectus and related Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 1,299,195 shares of the Company's Common Stock (the "Common Stock") pursuant to the Company's 1998 Stock Option Plan, 1997 Stock Option Plan, and Restated and Amended Stock Option Plan (collectively, the "Plans").

       In connection with our representation, we have examined: (a) the Registration Statement; (b) the Articles of Incorporation and By-Laws of the Company, as amended to date; (c) the Plans; and (d) such other minutes of corporate proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

       Based on the foregoing, we are of the opinion that:

       1. The Company is a corporation validly existing under the laws of the Commonwealth of Pennsylvania.

       2. When the consideration is paid and the shares have been issued, the shares of Common Stock offered by the Company as contemplated in the Registration Statement will be, when issued, validly issued, fully paid and non-assessable.

       We are admitted to the Bar of the Commonwealth of Pennsylvania. We express no opinion herein as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

       This opinion is issued based upon the applicable laws in effect on the date hereof. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof. This opinion letter is rendered solely for your benefit in connection with the transactions described above. This opinion letter may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a government agency or otherwise referred to without our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion or opinions should be inferred beyond the matters expressly stated.

       We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of such Registration Statement.

                                Very truly yours,

                                /s/ Metz Schermer & Lewis L.L.C.